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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

      Date of report (Date of earliest event reported): September 27, 2006

                             ALIGN TECHNOLOGY, INC.
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             (Exact Name of Registrant as Specified in Its Charter)

                                    Delaware
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                 (State or Other Jurisdiction of Incorporation)

               0-32259                                    94-3267295
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        (Commission File Number)              (IRS Employer Identification No.)

881 Martin Avenue, Santa Clara, California                 95050
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 (Address of Principal Executive Offices)                (Zip Code)

                                 (408) 470-1000
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              (Registrant's Telephone Number, Including Area Code)

                                 Not applicable
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          (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01   ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

     On September 27, 2006, Align Technology, Inc. ("Align") entered into a Binding Settlement Term Sheet with OrthoClear, Inc., OrthoClear Holdings, Inc., and OrthoClear Pakistan Pvt. Ltd. ("OrthoClear") to end all pending litigation between the parties and execute a formal settlement agreement within fifteen days (the "Settlement". Effective immediately, OrthoClear will no longer accept new patient cases for treatment. Upon the earlier of the Closing of the formal settlement agreement or October 12, 2006, OrthoClear will consent to the entry of an Exclusion Order by the International Trade Commission (ITC), prohibiting importation of OrthoClear aligners into the United States, and will assign and transfer to Align all intellectual property rights with application to the correction of malocclusion.

The Settlement includes the following terms:

- Effective immediately, OrthoClear will stop accepting new patient cases for treatment;

- OrthoClear will consent to the entry of an exclusion order by the United States International Trade Commission (ITC), enforced by the United States Customs Service, which prevents OrthoClear from importing its dental aligner products into the U.S., either directly or through a third party;

- OrthoClear and Zia Chishti, its CEO, and Charlie Wen, its President, will transfer and assign to Align all intellectual property rights with application to the treatment of malocclusion;

- OrthoClear principals Zia Chishti, Charlie Wen, Peter Riepenhausen, and Christopher Kawaja will sign 5-year, global non-compete agreements in the field of removable aligner therapy products and related software market;

- OrthoClear employees Joe Breeland and Jeff Tunnell will sign 5-year U.S. non-compete agreements prohibiting their personal participation in the removable aligner therapy product and related software market;

- Align will make Invisalign treatment available to OrthoClear patients in the United States, Canada and Hong Kong at no charge from Align;

- The Parties will dismiss all pending litigation against each other and release all related claims;

- Align will make a one-time cash payment of $10 million to OrthoClear Holdings, Inc.

The Settlement further provides that Align will pay OrthoClear an additional $10 million if, at or prior to the Closing of the formal settlement agreement, OrthoClear obtains requisite approval from its shareholders to discontinue all design, manufacture, marketing and sales of removable dental aligners worldwide. If at the Closing OrthoClear does not have the requisite shareholder approval, Align will place $10 million in escrow for a period of 30 days. If OrthoClear obtains and certifies the requisite shareholder approval on or prior to the 30th day, the escrowed amount plus accrued interest will be released to OrthoClear. If OrthoClear does not certify that it has shareholder approval by the 30th day, all escrowed funds will be returned to Align and Align shall have no further payment obligation.

     The foregoing description of the Settlement does not purport to be complete and is qualified in its entirety by reference to the Binding Settlement Term Sheet, a copy of which is attached to this report as Exhibit 10.1, and incorporated herein by reference.

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ITEM 8.01   OTHER EVENTS

     On September 28, 2006, the Company announced that it reached an agreement to end OrthoClear litigation. The full text of the press release is attached hereto as Exhibit 99.1.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS

      (d)   EXHIBITS.

 EXHIBIT NO.   DESCRIPTION
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    10.1       Binding Settlement Term Sheet

    99.1 Press Release dated September 28, 2006 announcing agreement to end OrthoClear litigation

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  September 28, 2006                     ALIGN TECHNOLOGY, INC.


                                               By: /s/ Eldon M. Bullington
                                                   -----------------------------
                                                   Eldon M. Bullington
                                                   Vice President of Finance and
                                                   Chief Financial Officer

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                                INDEX TO EXHIBITS

 EXHIBIT NO.   DESCRIPTION
 -----------   ---------------------------------------------------------------
    10.1       Binding Settlement Term Sheet

    99.1 Press Release dated September 28, 2006 announcing agreement to end OrthoClear litigation